Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Parker-Hannifin Corporation, an Ohio corporation (the “Company”), hereby constitutes and appoints Donald E. Washkewicz, Thomas A. Piraino, Jr., Pamela J. Huggins, Jon P. Marten, Catherine A. Suever and Thomas C. Daniels, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-8 (the “Registration Statement”) relating to the registration of the Company’s securities, including Common Stock, par value $0.50 per share, for issuance under the Advanced Atomization Technologies Savings Plan as well as the related plan interests, with any and all amendments, supplements and exhibits thereto, whether on Form S-8 or otherwise, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys, and any of them, and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 23rd day of October 2013.

/s/ D.E. Washkewicz	/s/ Kevin A. Lobo
Donald E. Washkewicz	Kevin A. Lobo
Chairman, President and Chief Executive Officer (Principal Executive Officer)	Director

/s/ Jon P. Marten	/s/ K.P. Müller
Jon P. Marten	Klaus-Peter Müller
Executive Vice President - Finance and Administration and Chief Financial Officer (Principal Financial Officer)	Director

/s/ Catherine A. Suever	/s/ Candy M. Obourn
Catherine A. Suever	Candy M. Obourn
Vice President and Controller (Principal Accounting Officer)	Director

/s/ Robert G. Bohn	/s/ Joseph M. Scaminace
Robert G. Bohn	Joseph M. Scaminace
Director	Director

/s/ Linda S. Harty	/s/ Wolfgang R. Schmitt
Linda S. Harty	Wolfgang R. Schmitt
Director	Director

/s/ W.E. Kassling	/s/ Åke Svensson
William E. Kassling	Åke Svensson
Director	Director

/s/ Robert J. Kohlhepp	/s/ James L. Wainscott
Robert J. Kohlhepp	James L. Wainscott
Director	Director